US00D579172S

(12) **United States Design Patent**
Mytych et al.

(10) **Patent No.:** **US D579,172 S**
(45) **Date of Patent:** ** **Oct. 21, 2008**

(54) **URN**

(75) Inventors: **Clint Mytych**, Farmington Hills, MI (US); **Donna Shatter**, Farmington Hills, MI (US); **W. Nicholas Popravsky**, Novi, MI (US); **Erik Holmen**, Bradenton, FL (US)

(73) Assignee: **Eternal Image, Inc.**, Farmington Hills, MI (US)

(**) Term: **14 Years**

(21) Appl. No.: **29/296,795**

(22) Filed: **Oct. 29, 2007**

(51) **LOC (8) Cl.** **99-00**
(52) **U.S. Cl.** **D99/5**
(58) **Field of Classification Search** D99/1–24; 27/2, 14, 27, 30; 206/45.25, 423; 248/315; 47/41.11, 41.01, 39; D11/117, 120, 121, D11/122, 139, 143, 144, 151; D20/42, 43, D20/17, 18, 19, 20, 21, 22, 23, 24, 25, 26, D20/27

See application file for complete search history.

(56) **References Cited**

U.S. PATENT DOCUMENTS

3,768,685 A * 10/1973 Eckman 47/41.11
D438,361 S * 2/2001 Robinson D99/5
D443,400 S * 6/2001 Robinson D99/5

* cited by examiner

Primary Examiner—Louis S Zarfas
Assistant Examiner—Michael A Pratt
(74) *Attorney, Agent, or Firm*—Gifford, Krass, Sprinkle, Anderson & Citkowski, PC

(57) **CLAIM**

The ornamental design for an urn, as shown and described.

DESCRIPTION

FIG. **1** is a perspective view of an urn according to the present invention;

FIG. **2** is a front-elevational view of the urn of FIG. **1**;

FIG. **3** is a side-elevational view of the urn of FIGS. **1** and **2**, the other side view being a mirror image thereof;

FIG. **4** is a rear elevational view of the urn of FIGS. **1**–**3**;

FIG. **5** is a top plan view of the urn of FIGS. **1**–**4**; and,

FIG. **6** is a bottom view of the urn of FIGS. **1**–**5**.

1 Claim, 3 Drawing Sheets





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